UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Communications Sales & Leasing, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 22, 2017, the registrant entered into a definitive agreement to acquire Hunt Telecommunications, LLC, a Louisiana limited liability company (“Hunt”).

Upon closing of the transaction, outstanding equity interests of Hunt will be converted into the right to receive initial consideration of $170,000,000 in cash and common units (the “OP Units”) issued by a limited partnership to be formed by the registrant (the “Operating Partnership”).  An additional $15,000,000 in shares of the registrant’s common stock, par value $0.0001 (the “Common Stock”), will become payable during the approximately 18 months following closing if and when certain performance targets are achieved.  Approximately 2,000,000 OP Units will be issued in the transaction, subject to downward adjustment for Hunt’s outstanding indebtedness and transaction expenses.  The Operating Partnership will, following closing of the transaction, hold substantially all of the registrant’s operating assets and the OP Units will be exchangeable into Common Stock on a one-for-one basis.

The issuance by the Operating Partnership of the OP Units, and by the registrant of the Common Stock, will be made in reliance upon the exception from registration requirements in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2017, the registrant filed Articles of Amendment to its Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation to change its name to “Uniti Group Inc.” effective February 27, 2017.  A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference herein.  Concurrent with the name change, the registrant’s Amended and Restated Bylaws were amended to reflect the name change. A copy of the Bylaws, as amended, is attached as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment, effective February 27, 2017.
3.2	Amended and Restated Bylaws of Uniti Group Inc., as amended February 27, 2017.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the registrant’s intent, belief or expectations including, without limitation, statements regarding its expectations with respect to the proposed transaction with Hunt Telecommunications, LLC.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although the registrant believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained.  Factors which could materially alter its expectations with regard to the proposed transaction with Hunt Telecommunications, LLC, include, among other things, the possibility that the terms of the transaction as described in this Current Report on Form 8-K are modified; the risk that the transaction agreements may be terminated prior to expiration; risks related to satisfying the conditions to the transactions, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

The registrant expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this Current Report on Form 8-K to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment, effective February 27, 2017.
3.2	Amended and Restated Bylaws of Uniti Group Inc., as amended February 27, 2017.